UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54624	26-4144571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5930 Royal Lane, Suite E211, Dallas, TX	75230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 558-1358

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.SEClawyerFL.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Josh W. Whitaker

On January 7, 2016, Mr. Josh W. Whitaker informed the Board of Directors of US Highland, Inc., an Oklahoma corporation (the "Company"), that he was resigning, effective immediately, as the President and Chief Executive Officer of the Company and from its Board of Directors, as well as an executive officer and director of the Company's two subsidiaries, USH Distribution Corp., a Nevada corporation ("USH"), and Powersports Brands Alliance, Inc., a Nevada corporation ("PBA"). Mr. Whitaker's resignations were not due to any disagreement with the Company, USH or PBA on any matter relating to their respective operations, policies or practices. As required under Form 8-K, the Company has provided Mr. Whitaker with a copy of the disclosure made by the Company in response to this Item 5.02 insofar as it pertains to his resignations and has provided him with the opportunity to furnish the Company with a letter stating whether he agrees with such disclosure or, if not, stating the respects in which he does not agree. The Company has filed Mr. Whitaker's letter as Exhibit 99.1 to this Form 8-K.

Appointment of Kevin G. Malone

On January 8, 2016, the Board of Directors of the Company appointed Kevin G. Malone as the President of the Company, to serve at the pleasure of the Board until his respective successor is duly appointed or until his earlier resignation or removal. Also on January 8, 2016, Mr. Malone was appointed by each of the Boards of Directors of USH and PBA as the President of USH and PBA, respectively, to serve at the pleasure of each Board until his respective successor is duly appointed or until his earlier resignation or removal.

Mr. Malone (48 years old) has been serving as a member of the Company's Board of Directors since February 2013 and of each of the Boards of Directors of USH and PBA since their respective incorporations on September 23, 2015. From 1985 until his joining the Company in February 2013, Mr. Malone worked in the financial service industry. From March 2009 through October 2012, Mr. Malone served as head trader for R.F. Lafferty & Company, Inc. From January 2006 until March 2009, Mr. Malone worked in the same capacity at Westminster Securities Corporation. From December 2002 through January 2006, Mr. Malone worked for Aegis Capital Corporation.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Malone is a party or in which he participates or material amendment in connection with the triggering event or any grant or award to Mr. Malone or any modification thereto, under any such plan, contract or arrangement in connection with any event.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number:	Description:

99.1	Letter from Josh W. Whitaker to US Highland, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.

Dated: January 13, 2016	By:	/s/ Kevin G. Malone
Kevin G. Malone
President (Principal Executive Officer)